1. Executive Summary
2. Valuation Methodologies
Appendices
A. Summary of Recent Tender Offers
B. Historical Trading Levels for Niagara Mohawk
PRESENTATION TO NIAGARA MOHAWK BOARD OF DIRECTORS

Materials Prepared for:

Presentation to the Board of Directors of Niagara Mohawk Power Corporation Re:

Tender Offer for Niagara Mohawk Power Preferred Stock

February 26, 2002

Table of Contents

1. Executive Summary

Merrill Lynch's Role

1. Merrill Lynch has been mandated by Niagara Mohawk to conduct a tender offer for select Niagara Mohawk preferred stock issues.
    1. Niagara Mohawk has been acquired by National Grid UK, and along with subsidiaries of the former New England Electric System, will become an operating subsidiary under National Grid USA.
    2. In response to an intervention by two groups of Niagara Mohawk preferred shareholders, National Grid USA agreed to make an offer to purchase all outstanding Niagara Mohawk preferred shares, within a year of the closing of the acquisition, at prices that are customary for a tender offer to purchase similar preferred stock. This agreement is on file with the SEC and has been included as an exhibit to this presentation.
2. In conjunction with this tender, Niagara Mohawk has asked Merrill Lynch to provide a letter of fairness relating to the tender prices for these issues.
3. The Merrill Lynch working team on this assignment has included:
    1. Bill Rogers and Scott Trachsel (Debt Capital Markets; 212-449-4908)
    2. Susan Weinberg (Liability Management; 212-449-4914)
    3. Mary Ryan (Investment Banking; 212-449-3700)
4. Merrill Lynch has retained Sidley Austin Brown & Wood LLP as external counsel. Niagara Mohawk has retained Ropes & Gray as external counsel.
5. A separate engagement letter has been drafted for the fairness letter and counsel has reviewed the form of fairness letter to be provided - both documents are attached as exhibits to this presentation.

Description of Niagara Mohawk

1. Niagara Mohawk ("NMK"), a New York corporation, is engaged principally in the regulated energy delivery business in the State of New York.
    1. NMK provides electric service to approximately 1.5 million customers in eastern, central, northern and western New York, and sells, distributes and transports natural gas to approximately 540,000 customers in eastern, central and northern New York State.
    2. As of September 30, 2001, NMK owned assets worth $12.045 billion, including $4.587 billion in net utility assets.
2. In September, 2000, NMK entered into a merger agreement with National Grid Group plc, under which National Grid would acquire NMK, whose shares would be exchanged for a combination of cash and American Depository Receipts in a new National Grid holding company. All equity interests in NMK would subsequently be contributed to National Grid USA.
    1. On January 31, 2002, the merger was consummated and as a result of the merger, all of the common stock of Holdings is now owned by National Grid USA.

Overview of Tender Offer

1. As part of the financial planning in connection with the merger, consideration was given to ways to improve NMK's capital structure. It was determined that subsequent to the consummation of the merger, NMK would call for redemption or tender for all of its outstanding shares of preferred stock.

2. In addition, some holders of preferred shares expressed concerns about the effects of the merger on the rights of NMK's preferred shareholders.

3. Although National Grid believed that the merger was in the best interests of NMK preferred shareholders, it agreed to cause Niagara Mohawk or an affiliate to make an offer to purchase all of the outstanding NMK preferred stock:

   1. within one year of the merger
   2. solely for cash consideration
   3. at prices and on such other terms that National Grid determined to be customary for a tender offer to purchase similar preferred stock

4. This agreement was filed with the SEC on December 21, 2001. NMK also issued a press release at that time. This information was also reported in the press.

5. Niagara Mohawk has engaged Merrill Lynch to assist in determining such customary prices and other terms.

Summary Description of Securities Being Tendered

1. The following is a summary of the NMK preferred securities for which tender offers will be made:

Dividend (a)	Issue Size Outstanding: Shares	Issue Size Outstanding: Par Value	Issue Size Outstanding: $ Notional	Price Pre-SEC Filing (1)	Price Based on Relative Valuation (2)	Tender Price (3)	Tender Premium to Price Pre-SEC Filing	Tender Premium to Relative Valuation
3.400%	200,000	$100.00	$20,000,000	$50.50	$55.38	$63.08	24.91%	13.90%
3.600%	350,000	$100.00	$35,000,000	$49.00	$58.64	$66.79	36.31%	13.90%
3.900%	240,000	$100.00	$24,000,000	$51.50	$63.53	$72.36	40.50%	13.89%
4.100%	210,000	$100.00	$21,000,000	$53.13	$66.78	$76.07	43.17%	13.91%
4.850%	250,000	$100.00	$25,000,000	$64.00	$79.00	$89.98	40.60%	13.90%
5.250%	200,000	$100.00	$20,000,000	$70.50	$85.50	$93.09	32.04%	8.87%
Adj. D (6.905%)	3,000,000	$50.00 (4)	$150,000,000	$52.03	$52.46	$53.84	3.48%	2.63%

(1) Based on most recent trade price as of 12/20/01.

(2) Price based on Merrill Lynch's estimate of relative value for NMK preferreds (see Alternative Investment Analysis); based on spreads of UST +75bps for all fixed rate preferreds and UST +150bps for adjustable rate preferred (Series D - 6.905%).

(3) Tender price based on tender spreads of UST +0bps for 3.400%, 3.600%, 3.900%, 4.100% and 4.85%; UST +25bps for 5.25%; UST +50bps for 6.905%. Reference 10yr UST is 5 1/8% due 2/15/11, which is currently yielding 5.19%. The 6.905% is priced to the call date, using the reference UST of 5 7/8% due 11/15/04, which is currently yielding 3.42%.

(4) Reflects liquidation value, not par value

Source: Bloomberg, NYSEnet Price history

2. Valuation Methodologies

Considerations With Regard to Premium

1. Typically, tender offers are priced at a premium to the last trading price prior to the launch of the transaction.

2. There are two considerations with regard to the premium: 1) accrued dividends, and 2) timing of the tender announcement.

3. Accrued Dividends:

    1. Preferred Stock trades with accrued dividends, and is typically quoted in the market as a price that includes the amount of the accrued dividend.

    2. The tender price, however, is a strip price that excludes the accrued dividend.

    3. The terms of the tender offer state that a holder tendering Preferred Stock will receive the cash price per share.

4. Niagara Mohawk will be paying the tender price in cash, plus the regular quarterly dividend scheduled to be paid on March 31st, to holders as of the record date of March 11th, 2002. This transaction will settle prior to March 31st.

Valuation Methodologies

Background Analysis for Tender Offers

Considerations With Regard to Premium (cont'd)

1. Timing of the Tender Announcement:
   1. Tenders with attached consent or tenders required in conjunction with M&A transactions typically have an associated SEC filing. This filing is publicly available and effectively becomes an announcement of the upcoming transaction.
   2. When evaluating the tender price, consideration needs to be given to this announcement:
      1. investors will attempt to accumulate shares in advance of the tender offer
      2. investors will bid up the price of the preferred shares in order to try and force a higher tender premium.
   3. The SEC filing made by National Grid on December 21, 2001 stating the intention to offer to purchase the Niagara Mohawk preferred securities falls into this category.
2. When evaluating the price at which to tender, a decision must be made:
   1. chase the market and offer a premium based on the last quoted price prior to the launch, or
   2. price the tender based upon the last quoted price prior to the filing (announcement) of the offering
3. In order to arrive at fair value, price movement throughout the period from announcement through launch must be analyzed to determine the effect, if any, of extraneous factors away from the announced tender offer (i.e. market trends, company-specific events, etc.).

Valuation Methodologies

Merrill Lynch's Valuation Approach

Analytical Process Background

1. In conducting its tender offer valuation, Merrill Lynch analyzed the current market price as well as the last quoted price prior to the announcement of December 21st.

2. Merrill Lynch also analyzed movements in price throughout the period from announcement through the present to bifurcate market and company-specific effects from the reaction to the announced intention to tender.

3. Merrill Lynch also took into consideration historical trading prices and spreads throughout 2001 to determine the "normal" trading history for the securities to be tendered, absent the notification of the intent to tender (see Appendix B - Historical Trading Levels for Niagara Mohawk).

Valuation Methodologies

Merrill Lynch's Valuation Approach

Pricing Analysis

Issue	Par Value	Tender Price	Tender Price as % of Par	Market Prices 12/20/02 (1)	Market Prices 01/15/02 (2)	Market Prices 02/11/02	Tender Premium 12/20/02	Tender Premium 01/15/02	Tender Premium 02/12/02
3.400%	$100.00	$63.08	63.1%	$51.50	$53.50	$62.65	22.49%	17.91%	0.69%
3.600%	$100.00	$66.79	66.8%	$49.00	$59.50	$67.36	36.31%	12.25%	-0.85%
3.900%	$100.00	$72.36	72.4%	$51.50	$60.00	$70.26	40.50%	20.59%	2.99%
4.100%	$100.00	$76.07	76.1%	$53.13	$63.77	$73.77	43.17%	19.28%	3.11%
4.850%	$100.00	$89.98	90.0%	$64.00	$73.50	$83.14	40.60%	22.42%	8.23%
5.250%	$100.00	$93.09	93.1%	$70.50	$83.40	$89.56	32.04%	11.61%	3.94%
Adj. D (6.905%)	$50.00 (3)	$53.84	107.7%	$52.03	$53.00	$54.38	3.48%	1.58%	-0.99%

(1) Closing price on the day prior to SEC filing / press release announcing intention to retire all NMK pfds, contingent on closing of National Grid acquisition of NMK.

(2) Closing price on day prior to announcement of SEC approval for National Grid purchase of NMK.

(3) Reflects liquidation value, not par value

1. The chart above depicts price movements on significant dates. Merrill Lynch believes that current trading levels are artificially high. This is a result of:
   1. the announcement of the tender offer on December 21st, 2001 (which was contingent on a successful closing of National Grid's acquisition of Niagara Mohawk)
   2. SEC approval of the acquisition on January 16th, 2002
2. Merrill Lynch has determined that the fair and reasonable tender premium should be established relative to Alternative Investments, not relative to the current market price, which already anticipates the tender offer.

Source: Bloomberg, NYSEnet Price history

Liquidity in Niagara Mohawk Preferred Stock Issues

1. As a result of limited liquidity (daily trading volume) in Niagara Mohawk's preferred securities, it is possible that a limited number of investors could drive up the price in anticipation of a tender offer.



NMK 3.4%
Shares Traded
5000
4000
3000
2000
1000
0



NMK 3.6%
Shares Traded
25000
20000
15000
10000
5000
0



NMK 3.9%
Shares Traded
7000
6000
5000
4000
3000
2000
1000
0



NMK 5.25%
Shares Traded
60000
50000
40000
30000
20000
10000
0

Source: Bloomberg

Valuation Methodologies

Historical Trading Volume

Liquidity in Niagara Mohawk Preferred Stock Issues (cont'd)


35000
30000
25000
20000
15000
10000
5000
0
Shares Traded


NMK 5.25%
60000
50000
40000
30000
20000
10000
0
Shares Traded


350000
300000
250000
200000
150000
100000
50000
0
Shares Traded

Source: Bloomberg

Alternative Investment Analysis

1. As a result of an analysis of alternative investments, Merrill Lynch believes that the implied fair value yield of Niagara Mohawk preferred stock, absent the announcement of an impending tender, should be the yield on the 30-year US Treasury +75-80bps.

2. This Alternative Investment analysis is based on the analysis that an institutional, Dividend Received Deduction ("DRD")* eligible investor would conduct with regards to similar, alternative fully taxable investments. In this case, we have compared an investment in NMK preferreds (with DRD benefits) to an investment in a new Retail Trust Preferred offering, (without the tax benefits):

Comparable Security:	Retail Trust Preferred
Current Ratings:	Ba2/BBB+
Coupon:	8.500%
Tax-Exempt Equivalent Yield (*):	6.170%
Equivalent Spread to UST:	+80bps

1. For the Series D - 6.905% securities, fair value is priced based on Treasury yields to the call date (12/31/04) +150bps, with investors giving little to no benefit to the DRD.

*(*) U.S. tax law allows qualifying institutional fixed income investors to deduct 70% of all qualified preferred dividends from taxable income. Yield is calculated as Coupon * 1.377, where 1.377 is the ratio that a full corporate rate taxpayer (35% tax rate) who would be able to benefit from the Dividend Received Deduction would use to convert the yield on a DRD-eligible investment (70% non-taxable income) (e.g., perpetual preferred) into a comparable yield on a non-DRD elibible investment (e.g. coporate bonds or capital securities).*

Alternative Investment Analysis (cont'd)

1. The following are comparable securities from which our new issue coupons on the prior page are based:

Issue Date	Issuer	Initial Dividend Yield	Issue Size (mm)	Ratings Moody's	Ratings S&P	Yield as of 02/11/2002
01/24/2002	NorthWestern Captial Trust III	8.100%	$100	Baa3	BBB-	8.26%
01/10/2002	DTE Energy Trust I	7.800%	$180	Baa3	BBB-	7.80%
12/18/2001	Northwestern Capital Finance II	8.250%	$100	Baa3	BBB-	8.41%
12/12/2002	Cleveland Electric Finance Trust I	9.000%	$100	Ba1	BB+	8.93%
11/08/2001	Gulf Power Capital Trust III	7.375%	$30	A3	BBB+	7.36%
10/26/2001	National Rural Utilities	7.400%	$175	A2	A-	7.50%
10/16/2001	Consolidated Natural Gas (Dominion)	7.800%	$200	Baa1	BBB-	7.80%
10/12/2001	Vectren Utility Holdings	7.250%	$100	A2	A-	7.08%
07/17/2001	Energy East Cap Trust I	8.250%	$345	Baa2(*-)	BBB(*-)	8.17%
06/14/2001	Con Edison of NY	7.500%	$400	A1	A+	7.22%
05/23/2001	Consumers Energy Finance IV	9.000%	$125	Ba2	BB	8.82%
05/18/2001	Puget Sound Energy Capital Trust	8.400%	$200	Baa3 (*-)	BB	8.44%
05/14/2001	AGL Capital Trust II	8.000%	$150	Baa2	BBB	7.75%
01/10/2001	Dominion Resources Cap Trust II	8.400%	$300	Baa2	BBB-	8.12%

Source: Merrill Lynch.

Valuation Methodologies

Establishing Fair Value

Comparable Analysis

1. The current trading levels of comparable preferred issues in the utility sector (as shown on the following page) are also an important determinant of relative value.
    1. These securities trade at artificially wide spreads due to:
        1. the illiquid nature of these securities, which discourages large investors
        2. the lack of a significant investor base, due to a shrinking market for DRD preferreds
        3. the low coupons on these securities, which discourages income-oriented investors
2. Thus, there is a difference between fair value determined on an Alternative Investment value basis and market values.

Valuation Methodologies

Establishing Fair Value

Comparable Analysis

1. Relevant comparable preferred issues for Niagara Mohawk include:

				Orig.	Issue Size Outstanding			Call	Current Market (a)		
Issuer	Ratings	Div.	Market	Market	Shares	Par Value	$ Notional	Price	Price	Yield	Spread (b)
Union Electric	A3 / A-	3.50%	NYSE	130,000	130,000	$100.00	$13,000,000	$110.00	$55.497	6.300%	91 bps
Union Electric	A3 / A-	4.50%	NYSE	213,595	213,595	$100.00	$21,359,500	$110.00	$67.825	6.630%	124 bps
San Diego Gas & Electric	A3 / A	4.40%	Amer	325,000	325,000	$20.00	$6,500,000	$21.00	$13.170	6.680%	129 bps
Con Edison	A3 / A-	5.00%	Amer	1,915,319	1,915,319	$100.00	$191,531,900	$105.00	$76.400	6.586%	120 bps
Boston Edison	A3 /BBB+	4.78%	OTC	250,000	250,000	$100.00	$25,000,000	$102.30	$69.548	6.870%	148 bps
Southwestern Electric	Baa1 / A	5.00%	OTC	75,000	38,589	$100.00	$3,858,900	$109.00	$67.552	7.400%	201 bps
Monongahela Power	Baa1 / A-	4.40%	Amer	90,000	90,000	$100.00	$9,000,000	$106.50	$65.621	6.700%	131 bps
Alabama Power	Baa1 /BBB+	5.20%	NYSE	6,480,000	6,480,000	$25.00	$162,000,000	$25.00	$20.750	6.332%	94 bps
Narragansett Electric	Baa1 /BBB+	4.50%	OTC	180,000	49,209	$50.00	$2,460,450	$55.00	$33.806	6.650%	126 bps
Mass Electric	Baa1 /BBB+	4.76%	OTC	75,000	27,530	$100.00	$2,753,000	$103.73	$68.690	6.920%	153 bps
PS Oklahoma	Baa1 /BBB	4.00%	OTC	98,500	44,943	$100.00	$4,494,300	$105.75	$58.820	6.800%	141 bps
Virginia Elecric Power	Baa2 /BBB+	4.12%	OTC	42,273	32,534	$100.00	$3,253,400	$103.73	$59.073	6.970%	158 bps
Central Maine Power	Baa2 /BBB	3.50%	Amer	220,000	220,000	$100.00	$22,000,000	$101.00	$50.916	6.870%	148 bps
PECO Energy	Baa2 /BBB	4.30%	NYSE	150,000	150,000	$100.00	$15,000,000	$102.00	$63.162	6.800%	141 bps
PSE&G	Baa2 /BBB	4.18%	NYSE	249,942	132,984	$100.00	$13,298,400	$103.00	$63.730	6.558%	117 bps
Central Power & Light	Baa3 /BBB+	4.00%	OTC	100,000	42,076	$100.00	$4,207,600	$105.75	$62.780	6.870%	148 bps
PSI Energy	Baa3 /BBB	6.88%	NYSE	600,000	600,000	$100.00	$60,000,000	$103.44	$99.000	6.954%	156 bps
Duquesne	Baa3 /BB+	3.75%	NYSE	150,000	148,000	$50.00	$7,400,000	$51.00	$24.850	7.540%	215 bps
Ohio Edison	Ba1 /BB+	7.75%	NYSE	4,000,000	4,000,000	$25.00	$100,000,000	$25.00	$25.450	7.712%	232 bps
Puget Sound Energy	Ba1 /BB	7.45%	NYSE	2,400,000	2,400,000	$25.00	$60,000,000	$25.00	$25.049	7.532%	214 bps
Entergy	Ba2 /BB+	4.36%	NASDAQ	60,000	59,920	$100.00	$5,992,000	$103.86	$52.624	8.285%	290 bps

Source: Bloomberg

Note: Analysis of February 12, 2002.

(a) Prices and yields are quoted on a strip basis.

(b) Spread (in basis points) to the 5 3/8% US Treasury Bond due 2/15/31, which is currently yielding 5.39%.

Valuation Methodologies

Establishing the Appropriate Tender Level

Qualitative Comments Regarding the Tender Premium

1. When evaluating the proper tender premium in relation to fair value, Merrill Lynch took into account historical tender offers.
2. The simple average premium for all tender offers in Merrill Lynch's database from 1997 to present was 7.56%, with an average success rate of 67.0%.
   1. This premium is calculated as a premium to the last trade on the day prior to the announcement of the tender. The 7.56% premium is not a premium to either a fair value price or a "pre-tender announcement" price.
   2. The premium calculation does not take into account other objectives associated with the individual tenders (i.e. associated consent solicitations, required success rates, etc.).
3. Niagara Mohawk's tender premium relative to alternative investment analysis ranges from 2.63%-13.91%.
4. However, the most accurate comparison between this historical data and Niagara Mohawk's proposed tender prices is to examine the tender premium in relation to the most recent trade in each issue of NMK preferred stock.
   1. On this basis, NMK's tender premium ranges from -2.2% to +8.8%, as of February 21, 2002.
5. Individual investors may or may not examine trading history. Further, individual investors do not receive the DRD. Therefore, when individual investors consider the tender offer, they are more likely to compare the price offered to the last market trading price.

Appendices

A. Summary of Recent Tender Offers

Summary of Recent Tender Offers

Debt Offer Comparables

Short-dated Tender Comps

Issuer / Acquirer (If any)	Size	Coupon	Maturity	Call Date	Rating	Time to Call/Mat	Pre-tender Tsy Yld	Pre-tender Yield	Pre-tender Price	Tender Tsy Yld	Tender Yield	Tender Price	Premium
Graphic Controls Corp./Tyco	75.0	12.000%	09/15/05	09/15/00	Ba2/BBB+	-1.4	4.696%	5.946%	114.366%	4.980%	5.4800%	115.135%	0.769%
PP&L Inc.	99.8	9.375%	07/01/21	07/01/01	A3/A-	-0.6	4.771%	5.471%	110.943%	4.577%	4.8770%	112.097%	1.154%
Exxon Mobil Corporation	245.9	7.450%	12/15/01	NCL	Aaa/AAA	-0.2	6.414%	6.964%	100.568%	6.437%	6.6870%	100.903%	0.335%
Montana Power Company	50.0	8.950%	02/01/22	02/01/02	Baa1/A-	0.0	6.380%	7.880%	105.547%	6.830%	7.0800%	106.867%	1.320%
Pharmacia Corporation	6.0	8.800%	02/15/02	NCL	A1/AA-	0.0	6.143%	6.793%	102.238%	5.886%	6.0860%	103.052%	0.814%
Tosco Corporation	200.0	9.625%	03/15/02	NCL	Baa1/BBB	0.1	6.352%	7.452%	103.128%	6.307%	6.5070%	104.535%	1.407%
Baxter International	150.0	7.625%	11/15/02	NCL	A3/A	0.8	5.849%	7.149%	100.842%	5.674%	6.0740%	102.795%	1.953%
Lockheed Corporation	100.0	9.000%	03/01/03	NCL	Baa3/BBB-	1.0	5.833%	7.033%	103.977%	5.416%	5.9160%	106.341%	2.364%
The Seagram Company Ltd.	200.0	6.500%	04/01/03	NCL	Baa3/BBB-	1.1	5.937%	6.787%	99.385%	5.425%	5.8250%	101.424%	2.039%

Longer-dated Tender Comps

Issuer/Acquirer (If any)	($MM)	Coupon	Maturity	Call Date	Rating	Time to Call/Mat	Pre-tender Tsy Yld	Pre-tender Yield	Pre-tender Price	Tender Tsy Yld	Tender Yield	Tender Price	Premium
Pharmacia Corporation	100.0	8.700%	10/15/21	NCL	A1/AA-	19.7	5.500%	7.160%	116.533%	5.500%	6.5500%	124.251%	7.717%
Lockheed Corporation	200.0	9.000%	01/15/22	NCL	Baa3/BBB-	19.9	5.520%	7.770%	112.647%	5.520%	7.0200%	121.616%	8.968%
The Seagram Company Ltd	200.0	6.875%	09/01/23	NCL	Baa3/BBB-	21.5	5.530%	7.280%	95.518%	5.530%	6.3800%	105.883%	10.365%
Eli Lily & Company	35.0	7.125%	06/01/25	NCL	Aa3/AA	23.3	5.700%	6.650%	105.601%	5.700%	6.4000%	108.742%	3.141%
Kansas City Southern Industries, Inc	100.0	7.000%	12/15/25	NCL	Baa2/BBB-	23.8	6.669%	8.719%	82.432%	6.669%	7.5440%	93.838%	11.406%
Air Products	100.0	7.800%	06/15/26	NCL	A3/A-	24.3	5.430%	6.980%	109.588%	5.430%	6.5300%	115.480%	5.892%
Baxter International	200.0	7.650%	02/01/27	NCL	A3/A	25.0	5.510%	7.710%	99.314%	5.510%	7.1350%	106.050%	6.736%
Liberty Financial Companies, Inc	150.0	7.625%	11/15/28	NCL	A3/A-	26.8	4.973%	6.723%	111.167%	4.973%	6.3730%	116.036%	4.870%
The Seagram Company Ltd	700.0	7.600%	12/15/28	NCL	Baa3/BBB-	26.8	5.530%	7.280%	103.801%	5.530%	6.4300%	115.104%	11.302%
Atlantic Richfield (BP Amoco)	159.0	8.750%	03/01/32	NCL	Aa2/AA-	30.0	5.520%	6.950%	122.814%	5.520%	6.4200%	131.232%	8.418%

Summary of Recent Tender Offers

1997 to Present

Detailed Summary of Tender Offers

Date	Name	Outstanding/ Tender Amount	Dividend	Pre-Tender Price	Call Date	Tender Price/ Premium	Shares Tendered/ Success Rate
10/30/01 – 11/29/01	Credit Suisse First Boston / DLJ	3,500,000 3,500,000	Fixed/Adj. Series B	51.13*	1/15/03 @ $50.00	$52.20 /2.09%	3,410,887 / 97%
				* no price available – 3Q high			
11/30/00 - 1/5/01	Joseph E. Seagrams & Sons (QUIDS)						
		22,000,000 22,000,000	8.00%	$25.25	11/20/03 @ $25.00	$26.00/ 2.97%	19,008,000 / 86.4%
4/13/99 - 5/17/99	RJR Nabisco Holdings						
		14,950,000 14,950,000	9.50%	$26.18/ $26.31	9/30/03 $25.00	$28.00/ 6.95/6.4%	11,049,200 / 73.9%
3/01/99 - 3/26/99	New York State Electric & Gas/ Energy East Corp. Baa1/BBB-						
		150,000 150,000	3.75%	$66.37*	Callable @ $104.00	$72.00/ 8.48%	71,896 / 47.9%
		40,000 40,000	4.50%	$81.08*	Callable @ $103.75	$89.50/ 10.03%	28,200 / 70.5%
		55,200 55,200	4.40%	$79.28*	Callable @ $102.00	$87.50/ 10.03%	41,107 / 74.5%
		35,200 35,200	4.15% 1954 Ser.	$74.77*	Callable @ $102.00	$82.50/ 10.03%	30,883 / 87.7%
		14,000 14,000	4.15%	$74.77*	Callable @ $101.00	$82.50/ 10.03%	14,000 / 100.0%

* Assumes currently trading at T-10. 30 T=5.65, tender at T-63. Except 3.75% partial old T, flat & T-45.

Summary of Recent Tender Offers

1997 to Present

Detailed Summary of Tender Offers

Date	Name	Outstanding/ Tender Amount	Dividend	Pre-Tender Price	Call Date	Tender Price/ Premium	Shares Tendered/ Success Rate
9/10/98 – 10/14/98	Conectiv/Atlantic City Electric Company						
	Tender & Consent						
		77,000 77,000	4.00%	$75.90	10/26/98 $105.50	$81.60/ 7.51%	51,907/ 67.4%
		72,000 72,000	4.10%	$77.80	10/26/98 $100.00	$83.50/ 7.33%	51,496/ 71.5%
		15,000 15,000	4.35%	$82.54	10/26/98 $101.00	$88.60/ 7.34%	11,948/ 79.7%
		36,000 36,000	4.35%	$82.54	10/26/98 $101.00	$88.60/ 7.34%	36,000/ 100.0%
		50,000 50,000	4.75%	$90.13	10/26/98 $101.00	$96.75/ 7.34%	41,294/ 82.6%
		50,000 50,000	5.00%	$94.88	10/26/98 $100.00	$100.00/ 5.4%	45,780/ 91.6%
7/27/98 - 8/26/98	AT&T Capital Corporation						
	Tender & Consent						
		8,000,000 8,000,000	9.06%	$26.69	10/25/06 $25.00 Callable now @ $29.25	$29.69/ 11.24%	7,435,139/ 92.94%
1/22/98 - 2/6/98	Ford Motor Company						
		20,326,463 20,326,463	8.25%	$29.15	Callable @ $25.00	$31.40/ 7.72%	13,229,775/ 65.1%

Summary of Recent Tender Offers

1997 to Present

Detailed Summary of Tender Offers

Date	Name	Outstanding/ Tender Amount	Dividend	Pre-Tender Price	Call Date	Tender Price/ Premium	Shares Tendered/ Success Rate
12/18/97 – 1/20/98 extended to 2/3/98	Duke Energy Corporation						
	Tender & Consent						
	4.50%	350,000 175,000	4.50%	$85.50	04/13/98 @ $101.00	90.28/92.03 7.6%	254,,603/ 73%
	7.85%	600,000 300,000	7.85%	$113.49	09/16/02 @ $103.93	$118.46/ $119.44 5.2%	497,276/ 83%
	7.00%	500,000 250,000	7.00%	$110.36	03/16/03 @ $103.50	$115.22/ 116.24 5.3%	268,022/ 54%
	6.75%	500,000 250,000	6.75%	$111.46	06/16/03 @ $103.94	$115.35/ 116.41 4.4%	253,650/ 51%
	7.04%	600,000 300,000	7.04%	$110.68	06/13/03 @ $103.52	$115.90/ 116.96 5.56%	316,432/ 53%
	6.375%	2,400,000 1,200,000	6.375%	$27.10	12/16/03 @ $25.80	28.28/28.56 5.3%	1,142,815/ 48%
11/10/97 – 12/12/97	New England Power Company						
	Tender & Consent						
	4.56%	100,000 100,000	4.56%	$82.91	Callable @ $104.08	$90.30/ 8.91%	86,410/ 86.4%
	4.60%	80,140 80,140	4.60%	$83.64	Callable @ $101.00	$91.09/ 8.91%	43,924/ 54.8%
	4.64%	41,500 41,500	4.64%	$84.36	Callable @ $102.56	$91.88/ 8.91%	40,250/ 97.0%
	6.00%	80,140 80,140	6.00%	$105.26	NC Life	$116.50/ 10.68%	56,127/ 74.8%
	6.08%	100,000 100,000	6.08%	$101.43	Callable @ $102.34	$103.34/ - %[1]	64,204/ 64.2%

Summary of Recent Tender Offers

1997 to Present

Detailed Summary of Tender Offers

Date	Name	Outstanding/ Tender Amount	Dividend	Pre-Tender Price	Call Date	Tender Price/ Premium	Shares Tendered/ Success Rate
11/10/97 – 12/12/97	Massachusetts Electric Company						
	4.44%	75,000 75,000	4.44%	$80.73	Callable @ $104.07	$87.92/ 8.91%	47,185/ 62.9%
	4.76%	75,000 75,000	4.76%	$86.55	Callable @ $103.73	$94.26/ 8.91%	47,470/ 63.3%
	6.84%	600,000 600,000	6.84%	$26.15	10/01/98@ $25.80	$27.00/ 3.24%	407,839/ 68.0%
	6.99%	200,000 200,000	6.99%	$109.39	08/01/03 @ $103.50	$120.73/ 10.37%	146,000/ 73.0%
11/10/97 – 12/12/97	Narragansett Electric Company						
	Tender & Consent						
	4.50%	180,000 180,000	4.50%	$39.47	Callable @ $55.00	$42.86/ 8.57%	130,270/ 72.4%
	6.64%	150,000 150,000	6.64%	$42.18	Callable @ $52.13	$45.94/ 8.91%	88,783/ 59.2%
	6.95%	400,000 400,000	6.95%	$54.59	08/01/03 @ $51.74	$60.25/ 10.37%	254,950/ 63.7%
11/03/97 – 12/10/97	Alabama Power Co						
	Tender & Consent.						
	4.20%	364,000 364,000	4.20%	$74.34	Callable @ $105.00	$78.50/ 5.60%	228,885/ 62.9%

Summary of Recent Tender Offers

1997 to Present

Detailed Summary of Tender Offers

Date	Name	Outstanding/ Tender Amount	Dividend	Pre-Tender Price	Call Date	Tender Price/ Premium	Shares Tendered/ Success Rate
11/03/97 – 12/10/97	Georgia Power Company						
	Tender & Consent						
	4.60% GP	433,744 433,744	4.60%	$81.42	Callable @ $107.00	$85.98/ 5.61%	274,298/ 63.2%
	4.60% 1962	70,000 70,000	4.60%	$84.40	Callable @ $102.70	$91.09/ 7.92%	51,920/ 74.2%
	4.60% 1963	70,000 70,000	4.60%	$84.40	Callable @ $102.47	$91.09/ 7.92%	44,488/ 63.6%
	4.60% 1964	50,000 50,000	4.60%	$84.40	Callable @ $102.70	$91.09/ 7.92%	38,995/ 78.0%
	4.72%	60,000 60,000	4.72%	$96.61	Callable @ $102.68	$93.47/ 7.92%	42,469/ 70.8%
	4.92%	100,000 100,000	4.92%	$90.28	Callable @ $104.50	$97.43/ 7.92%	76,723/ 76.7%
	4.96%	70,000 70,000	4.96%	$91.01	Callable @ $103.49	$98.22/ 7.92%	58,104/ 83.0%
	5.00%	14,090 14,090	5.00%	$88.50	Callable @ $110.00	$95.24/ 7.62%	9,636/ 68.4%
	5.64%	90,000 90,000	5.64%	$102.29	Callable @ $103.03	$100.00/ - %[14]	57,682/ 64.1%

Summary of Recent Tender Offers

1997 to Present

Detailed Summary of Tender Offers

Date	Name	Outstanding/ Tender Amount	Dividend	Pre-Tender Price	Call Date	Tender Price/ Premium	Shares Tendered/ Success Rate
11/03/97 – 12/10/97	Gulf Power Company						
	Tandar & Consant						
	4.64%	51,026 51,026	4.64%	$82.12	Callabla @ $105.00	$86.73/ 5.61%	38,473/ 75.4%
	5.16%	50,000 50,000	5.16%	$94.68	Callabla @ $103.47	$100.00/ 5.62%	36,426/ 72.9%
	5.44%	50,000 50,000	5.44%	$99.82	Callabla @ $103.06	$100.00/ - %[a]	33,716/ 67.4%
	6.72%	800,000 800,000	6.72%	$26.46	Callabla @ $26.68	$25.00/ - %[a]	453,571/ 56.7%
11/03/97 - 12/10/97	Mississippi Power Company						
	Tandar & Consant						
	4.40%	40,000 40,000	4.40%	$80.73	Callabla @ $104.32	$87.13/ 7.92%	30,524/ 76.3%
	4.60%	20,099 20,099	4.60%	$81.42	Callabla @ $107.00	$85.98/ 5.61%	11,360/ 56.5%
	4.72%	50,000 50,000	4.72%	$86.61	Callabla @ $102.25	$93.47/ 7.93%	33,300/ 66.6%

Summary of Recent Tender Offers

1997 to Present

Detailed Summary of Tender Offers

Date	Name	Outstanding/ Tender Amount	Dividend	Pre-Tender Price	Call Date	Tender Price/ Premium	Shares Tendered/ Success Rate
08/29/97 - 10/09/97	Indianapolis Power & Light Company						
	Tender & Consent						
	4.00%	100,000 100,000	4.00%	$66.62	Callable @ $118.00	$71.38/ 7.14%	52,389/ 52.39%
	4.20%	39,000 39,000	4.20%	$72.36	Callable @ $103.00	$77.72/ 7.40%	19,669/ 50.43%
	4.60%	30,000 30,000	4.60%	$79.26	Callable @ $103.00	$85.12/ 7.40%	27,519/ 91.73%
	4.80%	50,000 50,000	4.80%	$82.70	Callable @ $101.00	$88.82/ 7.40%	27,870/ 55.74%
	6.00%	100,000 100,000	6.00%	$103.38	Callable @ $102.00	$103.00/ - (1)	59,200/ 59.20%
	8.20%	199,985 199,985	8.20%	$101.00	Callable @ $101.00	$102.00/ - (1)	65,828/ 32.91%
07/11/97 - 08/08/97	Puget Sound Energy						
	Tender						
	4.70%	53,215 53,215	4.70%	$79.25	Callable @ $101.00	$89.32/ 12.71%	51,831/ 92.20%
	4.84%	47,956 47,956	4.84%	$81.56	Callable @ $102.00	$91.51/ 12.20%	33,125/ 69.07%
04/16/97 - 05/06/97	Tampa Electric Company						
	Tender and Consent						
	4.16%	50,000 50,000	4.16%	$64.30	Callable @ $102.875	$75.31/ 17.13%	Canceled due to failed consent
	4.32%	49,600 49,600	4.32%	$66.77	Callable @ $103.75	$78.88/ 18.14%	Canceled due to failed consent
	4.58%	100,000 100,000	4.58%	$68.67	Callable @ $101.00	$81.79/ 19.11%	Canceled due to failed consent

Summary of Recent Tender Offers

1997 to Present

Detailed Summary of Tender Offers

Date	Name	Outstanding/ Tender Amount	Dividend	Pre-Tender Price	Call Date	Tender Price/ Premium	Shares Tendered/ Success Rate
03/18/97 - 04/28/97	Central Power & Light Company						
	Tender and Consent						
	4.000%	100,000 100,000	4.000%	$60.06	Callable @ $103.75	$62.82/ 6.37%	57,924/ 57.9%
	4.200%	75,000 75,000	4.200%	$65.02	Callable @ $103.75	$70.39/ 8.27%	57,524/ 76.7%
03/18/97 - 04/16/97	Southwestern Electric Power Company						
	Tender and Consent						
	4.280%	60,000 60,000	4.280%	$67.30	Callable @ $103.90	$71.73/ 6.59%	52,514/ 87.5%
	4.650%	25,000 25,000	4.650%	$73.11	Callable @ $102.75	$77.93/ 6.59%	23,034/ 92.1%
	5.000%	75,000 75,000	5.000%	$76.22	Callable @ $109.00	$78.53/ 3.03%	36,411/ 48.5%
	6.950%	340,000 340,000	6.950%	$102.33	Callable @ $102.32	$103.13/ 0.79%	41,990/ 12.4%
03/18/97 - 04/16/97	Public Service Co. of Oklahoma						
	Tender & Consent						
	4.240%	100,000 100,000	4.240%	$66.67	Callable @ $103.19	$71.06/ 6.59%	91,934/ 91.9%
	4.000%	97,900 97,900	4.000%	$60.98	Callable @ $105.75	$62.82/ 3.02%	52,957/ 54.1%
03/18/97 - 04/28/97	West Texas Utilities Company						
	4.400%	60,000 60,000	4.400%	$66.07	Callable @ $107.00	$69.11/ 4.61%	35,988/ 60.0%

Summary of Recent Tender Offers

1997 to Present

Detailed Summary of Tender Offers

Date	Name	Outstanding/ Tender Amount	Dividend	Pre-Tender Price	Call Date	Tender Price/ Premium	Shares Tendered/ Success Rate
03/03/97 - 04/04/97	Pennsylvania Power & Light Company						
	Tender and Hold						
	4.500%	530,189 530,189	4.500%	$65.50	Callable @ $110.00	$80.00/ 22.13%	271,027/ 51.1%
	3.350%	41,783 41,783	3.350%	$48.76	Callable @ $103.50	$52.02/ 6.68%	20,567/ 49.2%
	4.400%	228,773 228,773	4.400%	$65.97	Callable @ $102.00	$70.51/ 6.89%	110,558/ 48.3%
	4.600%	63,000 63,000	4.600%	$68.97	Callable @ $103.00	$73.72/ 6.89%	32,736/ 52.0%
	5.950%	300,000 300,000	5.950%	$100.24	NC Life	$103.93/ 3.68%	290,000/ 96.7%
	6.050%	250,000 250,000	6.050%	$100.35	NC Life	$104.37/ 4.01%	250,000/ 100.0%
	6.125%	1,150,000 1,150,000	6.125%	$98.49	10/01/03	$103.68/ 5.27%	834,500/ 72.6%
	6.150%	250,000 250,000	6.150%	$100.55	NC Life	$104.72/ 4.14%	152,500/ 61.0%
	6.330%	1,000,000 1,000,000	6.330%	$99.58	07/01/03	$104.63/ 5.08%	954,000/ 65.4%
	6.750%	850,000 850,000	6.750%	$103.00	10/01/03	$109.17/ 5.99%	759,230/ 89.3%

Summary of Recent Tender Offers

1997 to Present

Detailed Summary of Tender Offers

Date	Name	Outstanding/ Tender Amount	Dividend	Pre-Tender Price	Call Date	Tender Price/ Premium	Shares Tendered/ Success Rate
02/24/97 - 03/21/97	Texas Utilities Electric Company						
	Tender & Hold						
	$4.000	70,000 70,000	$4.000	$59.79	01/01/97	$66.01/ 10.40%	49,145/ 70.2%
	$4.000	110,000 110,000	$4.000	$59.79	02/01/97	$66.01/ 10.40%	40,779/ 37.1%
	$4.000	70,000 70,000	$4.000	$59.79	05/01/96	$66.01/ 10.40%	41,379/ 59.1%
	$4.240	100,000 100,000	$4.240	$63.38	02/01/97	$69.97/ 10.40%	81,706/ 81.7%
	$4.440	150,000 150,000	$4.440	$66.37	01/20/97	$73.27/ 10.40%	116,328/ 77.6%
	$4.500	74,367 74,367	$4.500	$65.31	02/01/97	$71.89/ 10.06%	51,856/ 69.7%
	$4.560	64,947 64,947	$4.560	$66.18	01/01/97	$72.84/ 10.06%	42,575/ 65.6%
	$4.560	133,628 133,628	$4.560	$66.18	02/01/97	$72.84/ 10.06%	80,300/ 60.1%
	$4.640	100,000 100,000	$4.640	$69.36	01/01/97	$76.57/ 10.40%	74,655/ 74.7%
	$4.760	100,000 100,000	$4.760	$71.15	02/01/97	$78.55/ 10.40%	76,944/ 76.9%
	$4.800	100,000 100,000	$4.800	$71.75	02/01/97	$79.21/ 10.40%	79,480/ 79.5%
	$4.840	70,000 70,000	$4.840	$72.35	02/01/97	$79.87/ 10.40%	53,886/ 77.0%
	$5.080	80,000 80,000	$5.080	$75.93	02/01/97	$83.83/ 10.40%	52,304/ 65.4%
	$6.375	1,000,000 1,000,000	$6.375	$101.96	10/01/03	$106.76/ 4.70%	900,000/ 90.0%

Summary of Recent Tender Offers

1997 to Present

Detailed Summary of Tender Offers

Date	Name	Outstanding/ Tender Amount	Dividend	Pre-Tender Price	Call Date	Tender Price/ Premium	Shares Tendered/ Success Rate
02/24/97 - 03/21/97	Texas Utilities Electric Company (continued)						
	$6.980	1,000,000 1,000,000	$6.980	$104.51	01/01/03	$109.20/ 4.49%	892,500/ 89.3%
	$7.980	474,000 474,000	$7.980	$110.01	01/01/03	$117.00/ 6.36%	192,925/ 40.7%
	$2.050	1,355,489 1,355,489	$2.050	$25.49	01/01/98	$26.53/ 4.10%	768,685/ 56.7%
	$1.875	1,568,934 1,568,934	$1.875	$25.53	08/01/01	$27.62/ 8.16%	332,704/ 21.2%
	$1.805	1,204,530 1,204,530	$1.805	$25.53	11/01/01	$27.45/ 7.54%	321,839/ 26.7%
01/30/97 - 03/07/97	Appalachian Power Company						
	Tender & Consent						
	4.500%	298,150 298,150	4.500%	$64.75	02/01/97	$69.02/ 6.60%	99,753/ 33.5%
	5.900%	500,000 500,000	5.900%	$98.18	11/01/03	$103.17/ 5.08%	422,900/ 84.6%
	5.920%	600,000 600,000	5.920%	$98.25	10/01/03	$103.20/ 5.04%	538,500/ 89.8%
	6.850%	300,000 300,000	6.850%	$104.10	NC Life	$107.26/ 3.04%	215,500/ 71.8%
	7.800%	500,000 500,000	7.800%	$105.20	04/01/97	$105.50/ –	22,500/ 4.5%

Summary of Recent Tender Offers

1997 to Present

Detailed Summary of Tender Offers

Date	Name	Outstanding/ Tender Amount	Dividend	Pre- Tender Price	Call Date	Tender Price/ Premium	Shares Tendered/ Success Rate
01/30/97 - 03/07/97	Indiana Michigan Power Company						
	Tender & Consent						
	4.125%	119,767 119,767	4.125%	$58.51	01/01/97	$62.31/ 6.50%	59,325/ 49.5%
	4.120%	40,000 40,000	4.120%	$60.15	07/01/96	$64.17/ 6.70%	20,669/ 51.7%
	4.560%	60,000 60,000	4.560%	$64.68	NA	$69.94/ 8.13%	28,525/ 47.5%
	5.900%	400,000 400,000	5.900%	$97.17	11/01/03	$101.83/ 4.79%	233,000/ 58.3%
	6.250%	300,000 300,000	6.250%	$99.04	12/01/03	$103.79/ 4.80%	97,500/ 32.5%
	6.300%	350,000 350,000	6.300%	$98.59	07/01/04	$103.71/ 5.19%	217,550/ 62.2%
	6.875%	300,000 300,000	6.875%	$101.91	02/01/03	$106.45/ 4.46%	117,500/ 39.2%

Summary of Recent Tender Offers

1997 to Present

Detailed Summary of Tender Offers

Date	Name	Outstanding/ Tender Amount	Dividend	Pre-Tender Price	Call Date	Tender Price/ Premium	Shares Tendered/ Success Rate
01/30/97 - 03/07/97	Ohio Power Co.						
	Tender & Consent						
	4.500%	202,403 202,403	4.500%	$64.75	12/01/96	$69.02/ 6.60%	97,594/ 48.2%
	4.080%	42,575 42,575	4.080%	$60.44	12/01/96	$64.56/ 6.80%	27,182/ 63.8%
	4.200%	51,975 51,975	4.200%	$62.22	12/01/96	$66.46/ 6.80%	28,885/ 55.6%
	4.400%	88,363 88,363	4.400%	$65.19	12/01/96	$69.62/ 6.80%	55,889/ 63.2%
	5.900%	404,000 404,000	5.900%	$98.43	11/01/03	$103.09/ 4.73%	321,500/ 79.6%
	6.020%	395,000 395,000	6.020%	$98.76	10/01/03	$103.71/ 5.02%	364,000/ 92.2%
	6.350%	300,000 300,000	6.350%	$100.30	04/01/03	$105.14/ 4.82%	295,000/ 98.3%

B. Historical Trading Levels for Niagara Mohawk

Historical Trading Levels for Niagara Mohawk

Niagara Mohawk Power 3.400%

Monthly Pricing Indications: 2001 to Present

Date	Ask Yield	Spread	Ask Price
Jan 2 '01	7.769%	+ 242 bps	$44.00
Feb 1 '01	7.818%	+ 237 bps	$44.00
Mar 1 '01	7.961%	+ 266 bps	$43.50
Apr 2 '01	7.681%	+ 219 bps	$44.50
May 1 '01	7.729%	+ 199 bps	$44.50
Jun 1 '01	7.779%	+ 207 bps	$44.50
Jul 2 '01	7.595%	+ 190 bps	$45.00
Aug 1 '01	7.393%	+ 187 bps	$46.50
Sep 4 '01	7.403%	+ 192 bps	$46.75
Oct 1 '01	7.510%	+ 213 bps	$45.50
Nov 1 '01	7.642%	+ 283 bps	$45.00
Dec 3 '01	6.912%	+ 166 bps	$50.00
Jan 2 '02	6.568%	+ 101 bps	$52.00
Feb 1 '02	5.152%	- 25 bps	$66.50

Source: Bloomberg

Historical Trading Levels for Niagara Mohawk

Niagara Mohawk Power 3.400%

January 1, 2001 – Present


Spread to UST
Ask Price
300 bps
200 bps
100 bps
0 bps
-100 bps
$80
$60
$40
$20
$0
1/2/01
2/28/01
4/26/01
6/23/01
8/19/01
10/16/01
12/12/01
2/8/02
Spread
Ask Price

November 1, 2001 – Present


Spread to UST
Ask Price
300 bps
200 bps
100 bps
0 bps
-100 bps
$80
$70
$60
$50
$40
11/1/01
11/15/01
11/29/01
12/13/01
12/27/01
1/10/02
1/24/02
2/8/02
Spread
Ask Price

Source: Bloomberg

Historical Trading Levels for Niagara Mohawk

Niagara Mohawk Power 3.600%

Monthly Pricing Indications: 2001 to Present

Date	Ask Yield	Spread	Ask Price
Jan 2 '01	8.136%	+ 279 bps	$44.50
Feb 1 '01	8.097%	+ 265 bps	$45.00
Mar 1 '01	7.757%	+ 245 bps	$47.25
Apr 2 '01	7.619%	+ 213 bps	$47.50
May 1 '01	7.919%	+ 218 bps	$46.00
Jun 1 '01	7.715%	+ 201 bps	$47.50
Jul 2 '01	7.619%	+ 192 bps	$47.50
Aug 1 '01	7.833%	+ 231 bps	$46.50
Sep 4 '01	7.480%	+ 200 bps	$49.00
Oct 1 '01	7.538%	+ 216 bps	$48.00
Nov 1 '01	7.585%	+ 277 bps	$48.00
Dec 3 '01	7.326%	+ 207 bps	$50.00
Jan 2 '02	6.698%	+ 114 bps	$54.00
Feb 1 '02	5.221%	- 18 bps	$69.49

Source: Bloomberg

Historical Trading Levels for Niagara Mohawk

Niagara Mohawk Power 3.600%

January 1, 2001 – Present



Spread to UST
Ask Price
300 bps
200 bps
100 bps
0 bps
-100 bps
$80
$60
$40
$20
$0
1/2/01
2/28/01
4/26/01
6/23/01
8/19/01
10/16/01
12/12/01
2/8/02
Spread
Ask Price

November 1, 2001 – Present



Spread to UST
Ask Price
300 bps
200 bps
100 bps
0 bps
-100 bps
$80
$70
$60
$50
$40
11/1/01
11/15/01
11/29/01
12/13/01
12/27/01
1/10/02
1/24/02
2/8/02
Spread
Ask Price

Source: Bloomberg

Historical Trading Levels for Niagara Mohawk

Niagara Mohawk Power 3.900%

Monthly Pricing Indications: 2001 to Present

Date	Ask Yield	Spread	Ask Price
Jan 2 '01	7.842%	+ 250 bps	$50.00
Feb 1 '01	7.892%	+ 244 bps	$50.00
Mar 1 '01	7.945%	+ 264 bps	$50.00
Apr 2 '01	7.842%	+ 235 bps	$50.00
May 1 '01	8.055%	+ 232 bps	$49.00
Jun 1 '01	7.946%	+ 224 bps	$49.99
Jul 2 '01	7.922%	+ 223 bps	$49.50
Aug 1 '01	7.585%	+ 206 bps	$52.00
Sep 4 '01	7.492%	+ 201 bps	$53.00
Oct 1 '01	7.686%	+ 231 bps	$51.00
Nov 1 '01	7.512%	+ 270 bps	$52.50
Dec 3 '01	7.280%	+ 203 bps	$54.50
Jan 2 '02	6.641%	+ 108 bps	$59.00
Feb 1 '02	5.500%	+ 10 bps	$71.50

Source: Bloomberg

Historical Trading Levels for Niagara Mohawk

Niagara Mohawk Power 3.900%

January 1, 2001 – Present



Spread to UST
Ask Price
350 bps
250 bps
150 bps
50 bps
-50 bps
$80
$60
$40
$20
$0
1/2/01
2/28/01
4/26/01
6/23/01
8/19/01
10/16/01
12/12/01
2/8/02
Spread
Ask Price

November 1, 2001 – Present



Spread to UST
Ask Price
350 bps
250 bps
150 bps
50 bps
-50 bps
$80
$70
$60
$50
$40
11/1/01
11/15/01
11/29/01
12/13/01
12/27/01
1/10/02
1/24/02
2/8/02
Spread
Ask Price

Source: Bloomberg

Historical Trading Levels for Niagara Mohawk

Niagara Mohawk Power 4.100%

Monthly Pricing Indications: 2001 to Present

Date	Ask Yield	Spread	Ask Price
Jan 2 '01	7.705%	+ 236 bps	$53.50
Feb 1 '01	8.057%	+ 261 bps	$51.50
Mar 1 '01	7.803%	+ 250 bps	$53.50
Apr 2 '01	7.778%	+ 229 bps	$53.00
May 1 '01	7.827%	+ 209 bps	$53.00
Jun 1 '01	7.954%	+ 225 bps	$52.50
Jul 2 '01	7.778%	+ 208 bps	$53.00
Aug 1 '01	7.609%	+ 208 bps	$54.50
Sep 4 '01	7.720%	+ 224 bps	$54.10
Oct 1 '01	7.791%	+ 242 bps	$52.90
Nov 1 '01	7.539%	+ 273 bps	$55.00
Dec 3 '01	7.590%	+ 234 bps	$55.00
Jan 2 '02	6.753%	+ 119 bps	$61.00
Feb 1 '02	5.512%	+ 11 bps	$75.00

Source: Bloomberg

Historical Trading Levels for Niagara Mohawk

Niagara Mohawk Power 4.100%

January 1, 2001 – Present



Spread to UST
Ask Price
300 bps
200 bps
100 bps
0 bps
-100 bps
$100
$80
$60
$40
$20
$0
1/2/01
2/28/01
4/26/01
6/23/01
8/19/01
10/16/01
12/12/01
2/8/02
Spread
Ask Price

November 1, 2001 – Present



Spread to UST
Ask Price
300 bps
200 bps
100 bps
0 bps
-100 bps
$100
$80
$60
$40
$20
$0
11/1/01
11/15/01
11/29/01
12/13/01
12/27/01
1/10/02
1/24/02
2/8/02
Spread
Ask Price

Source: Bloomberg

Historical Trading Levels for Niagara Mohawk

Niagara Mohawk Power 4.850%

Monthly Pricing Indications: 2001 to Present

Date	Ask Yield	Spread	Ask Price
Jan 2 '01	7.168%	+ 182 bps	$68.00
Feb 1 '01	7.156%	+ 171 bps	$68.50
Mar 1 '01	7.253%	+ 195 bps	$68.00
Apr 2 '01	7.386%	+ 190 bps	$66.00
May 1 '01	7.488%	+ 175 bps	$65.50
Jun 1 '01	7.654%	+ 195 bps	$64.50
Jul 2 '01	7.559%	+ 186 bps	$64.50
Aug 1 '01	7.665%	+ 214 bps	$64.00
Sep 4 '01	7.689%	+ 221 bps	$64.25
Oct 1 '01	7.738%	+ 236 bps	$63.00
Nov 1 '01	7.430%	+ 262 bps	$66.00
Dec 3 '01	7.687%	+ 243 bps	$64.25
Jan 2 '02	6.772%	+ 121 bps	$71.95
Feb 1 '02	5.824%	+ 42 bps	$84.00

Source: Bloomberg

Historical Trading Levels for Niagara Mohawk

Niagara Mohawk Power 4.850%

January 1, 2001 – Present



Spread to UST
Ask Price
300 bps
225 bps
150 bps
75 bps
0 bps
$100
$80
$60
$40
$20
$0
1/2/01
2/28/01
4/26/01
6/23/01
8/19/01
10/16/01
12/12/01
2/8/02
Spread
Ask Price

November 1, 2001 – Present



Spread to UST
Ask Price
300 bps
225 bps
150 bps
75 bps
0 bps
$100
$90
$80
$70
$60
11/1/01
11/15/01
11/29/01
12/13/01
12/27/01
1/10/02
1/24/02
2/8/02
Spread
Ask Price

Source: Bloomberg

Historical Trading Levels for Niagara Mohawk

Niagara Mohawk Power 5.250%

Monthly Pricing Indications: 2001 to Present

Date	Ask Yield	Spread	Ask Price
Jan 2 '01	7.539%	+ 219 bps	$70.00
Feb 1 '01	7.585%	+ 214 bps	$70.00
Mar 1 '01	7.689%	+ 239 bps	$69.50
Apr 2 '01	7.539%	+ 205 bps	$70.00
May 1 '01	7.697%	+ 196 bps	$69.00
Jun 1 '01	7.746%	+ 204 bps	$69.00
Jul 2 '01	7.594%	+ 190 bps	$69.50
Aug 1 '01	7.657%	+ 213 bps	$69.35
Sep 4 '01	7.583%	+ 210 bps	$70.50
Oct 1 '01	7.572%	+ 220 bps	$69.68
Nov 1 '01	6.889%	+ 208 bps	$77.00
Dec 3 '01	7.119%	+ 187 bps	$75.00
Jan 2 '02	6.762%	+ 120 bps	$78.00
Feb 1 '02	5.885%	+ 48 bps	$90.00

Source: Bloomberg

Historical Trading Levels for Niagara Mohawk

Niagara Mohawk Power 5.250%

January 1, 2001 – Present



Spread to UST
Ask Price
300 bps
225 bps
150 bps
75 bps
0 bps
$100
$75
$50
$25
$0
1/2/01
2/28/01
4/26/01
6/23/01
8/19/01
10/16/01
12/12/01
2/8/02
Spread
Ask Price

November 1, 2001 – Present



Spread to UST
Ask Price
250 bps
200 bps
150 bps
100 bps
50 bps
0 bps
$95
$90
$85
$80
$75
$70
11/1/01
11/15/01
11/29/01
12/13/01
12/27/01
1/10/02
1/24/02
2/8/02
Spread
Ask Price

Source: Bloomberg

Historical Trading Levels for Niagara Mohawk

Niagara Mohawk Power 6.905%

Monthly Pricing Indications: 2001 to Present

Date	Ask Yield	Spread	Ask Price
Jan 2 '01	6.922%	+ 158 bps	$50.13
Feb 1 '01	6.962%	+ 151 bps	$50.12
Mar 1 '01	7.002%	+ 170 bps	$50.12
Apr 2 '01	6.671%	+ 118 bps	$52.00
May 1 '01	6.840%	+ 110 bps	$51.00
Jun 1 '01	6.812%	+ 111 bps	$51.50
Jul 2 '01	6.545%	+ 85 bps	$53.00
Aug 1 '01	6.580%	+ 105 bps	$53.00
Sep 4 '01	6.749%	+ 127 bps	$52.00
Oct 1 '01	6.670%	+ 129 bps	$52.00
Nov 1 '01	6.580%	+ 177 bps	$53.00
Dec 3 '01	6.618%	+ 136 bps	$53.00
Jan 2 '02	6.545%	+ 98 bps	$53.00
Feb 1 '02	6.332%	+ 93 bps	$55.05

Source: Bloomberg

Historical Trading Levels for Niagara Mohawk

Niagara Mohawk Power 6.905%

January 1, 2001 – Present



Spread to UST
Ask Price
200 bps
150 bps
100 bps
50 bps
0 bps
$80
$60
$40
$20
$0
1/2/01
2/28/01
4/26/01
6/23/01
8/19/01
10/16/01
12/12/01
2/8/02
Spread
Ask Price

November 1, 2001 – Present



Spread to UST
Ask Price
200 bps
150 bps
100 bps
50 bps
0 bps
$60
$58
$56
$54
$52
$50
11/1/01
11/15/01
11/29/01
12/13/01
12/27/01
1/10/02
1/24/02
2/8/02
Spread
Ask Price

Source: Bloomberg